EXHIBIT 99.1


[CPS LOGO]                                                          NEWS RELEASE
--------------------------------------------------------------------------------


                    CONSUMER PORTFOLIO SERVICES, INC. REPORTS
                   2007 FOURTH QUARTER AND FULL YEAR EARNINGS

IRVINE, CALIFORNIA, FEBRUARY 12, 2007 (BUSINESS WIRE) -- Consumer Portfolio Services, Inc. (Nasdaq: CPSS) ("CPS" or the "Company") today announced earnings for its fourth quarter and year ended December 31, 2007.

Pretax income for the fourth quarter of 2007 increased to $6.0 million, compared to pretax income of $4.5 million for the fourth quarter of 2006. Net income for the fourth quarter of 2007 was $3.5 million, or $0.17 per diluted share, compared to net income of $30.9 million, or $1.30 per diluted share, for the year-ago quarter. Net income for the 2006 period included a net tax benefit of $26.4 million, or $1.11 per diluted share, related to the reversal of most of the valuation allowance against the deferred tax asset on the Company's books. Without the tax gain, and assuming the tax rate that was in effect in 2006, net income for the fourth quarter of 2006 would have been $2.7 million, or $0.11 per diluted share.

Total revenues for the fourth quarter of 2007 increased approximately $29.6 million, or 37.1%, to $109.5 million, compared to $79.9 million for the fourth quarter of 2006. Total operating expenses for the fourth quarter of 2007 were $103.5 million, an increase of $28.2 million, or 37.4%, as compared to $75.4 million for the 2006 period.

Pretax income for the full year 2007 increased to $24.0 million, compared to pretax income of $13.2 million for 2006. Net income for the year ended December 31, 2007 was $13.9 million, or $0.61 per diluted share, compared to net income of $39.6 million, or $1.64 per diluted share, for the year ended December 31, 2006. As discussed above, net income for 2006 included a net tax benefit of $26.4 million, or $1.09 per diluted share. Without the tax gain, and assuming the tax rate that was in effect in 2006, net income for 2006 would have been $7.8 million, or $0.32 per diluted share.

For the year ended December 31, 2007 total revenues increased approximately $115.7 million, or 41.5%, to $394.6 million, compared to $278.9 million for the year ended December 31, 2006. Total operating expenses for the year ended December 31, 2007 were $370.6 million, an increase of $104.9 million, or 39.5%, as compared to $265.7 million for the year ended December 31, 2006.

During the fourth quarter of 2007, CPS purchased $265.8 million of contracts from dealers as compared to $340.2 million during the third quarter of 2007 and $241.4 million during the fourth quarter of 2006. For 2007, CPS purchased $1,282.3 million of contracts from dealers as compared to $1,019.0 million in 2006, an increase of 25.8%. The Company's managed receivables totaled $2,126.2 million as of December 31, 2007, an increase of $560.3 million, or 35.8%, from $1,565.9 million as of December 31, 2006, as follows ($ in millions):

                                                         December 31, 2007       December 31, 2006
                                                         -----------------       -----------------
Owned by Consolidated Subsidiaries*                               $2,125.7                $1,527.3
Owned by Non-Consolidated Subsidiaries                                 0.0                    34.8
As Third Party Servicer for SeaWest Financial                          0.4                     3.8
                                                                  --------                --------
     Total                                                        $2,126.2                $1,565.9

* Before $154.4 million and $125.9 million of allowance for credit losses, deferred acquisition fees and repossessed vehicles for 2007 and 2006, respectively.


Annualized net charge-offs during the December 2007 quarter were 6.3% of the average owned portfolio as compared to 5.9% during the 2006 quarter. Annualized net charge-offs for the full year 2007 were 5.3% of the average owned portfolio as compared to 4.5% for the full year 2006. Delinquencies greater than 30 days (including repossession inventory) were 6.3% of the total owned portfolio as of December 31, 2007, as compared to 5.5% as of December 31, 2006.

"2007 was a landmark year for CPS as our new contract purchases and total managed portfolio both reached their highest levels in our history," said Charles E. Bradley, Jr., President and Chief Executive Officer. "Our execution of the managed growth strategy we set in motion four years ago has gone very well as our year-over-year pretax income growth continues. While asset performance metrics deteriorated a modest amount in 2007 vs. 2006, we expected a bit of normalization as 2006 was one of the best years for consumer credit in the last 10 years. Despite these increases, net charge-offs and delinquencies for the quarter and year remain within the range of our seasonal expectations."

CONFERENCE CALL

CPS announced that it will hold a conference call tomorrow, February 13, 2007, at 1:30 p.m. ET to discuss its quarterly earnings. Those wishing to participate by telephone may dial-in at 973-582-2717 approximately 10 minutes prior to the scheduled time.
A replay will be available between February 13, 2007 and February 20, 2007, beginning one hour after conclusion of the call, by dialing 800-642-1687 or 706-645-9291 for international participants, with pin number 34672747. A broadcast of the conference call will also be available live and for 30 days after the call via the Company's web site at www.consumerportfolio.com and at www.streetevents.com.

ABOUT CONSUMER PORTFOLIO SERVICES, INC.

Consumer Portfolio Services, Inc. is a specialty finance company engaged in purchasing and servicing new and used retail automobile contracts originated primarily by franchised automobile dealerships and to a lesser extent by select independent dealers of used automobiles in the United States. We serve as an alternative source of financing for dealers, facilitating sales to sub-prime customers, who have limited credit history, low income or past credit problems and who otherwise might not be able to obtain financing from traditional sources.

FORWARD-LOOKING STATEMENTS IN THIS NEWS RELEASE INCLUDE THE COMPANY'S RECORDED REVENUE, EXPENSE AND PROVISION FOR CREDIT LOSSES, BECAUSE THESE ITEMS ARE DEPENDENT ON THE COMPANY'S ESTIMATES OF FUTURE LOSSES. THE ACCURACY OF SUCH ESTIMATES MAY BE ADVERSELY AFFECTED BY VARIOUS FACTORS, WHICH INCLUDE (IN ADDITION TO RISKS RELATING TO THE ECONOMY GENERALLY) THE FOLLOWING: POSSIBLE INCREASED DELINQUENCIES; REPOSSESSIONS AND LOSSES ON RETAIL INSTALLMENT CONTRACTS; INCORRECT PREPAYMENT SPEED AND/OR DISCOUNT RATE ASSUMPTIONS; POSSIBLE UNAVAILABILITY OF QUALIFIED PERSONNEL, WHICH COULD ADVERSELY AFFECT THE COMPANY'S ABILITY TO SERVICE ITS PORTFOLIO; POSSIBLE INCREASES IN THE RATE OF CONSUMER BANKRUPTCY FILINGS OR THE EFFECTS OF RECENT CHANGES IN BANKRUPTCY LAW, WHICH COULD ADVERSELY AFFECT THE COMPANY'S RIGHTS TO COLLECT PAYMENTS FROM ITS PORTFOLIO; OTHER CHANGES IN GOVERNMENT REGULATIONS AFFECTING CONSUMER CREDIT; POSSIBLE DECLINES IN THE MARKET PRICE FOR USED VEHICLES, WHICH COULD ADVERSELY AFFECT THE COMPANY'S REALIZATION UPON REPOSSESSED VEHICLES; AND ECONOMIC CONDITIONS IN GEOGRAPHIC AREAS IN WHICH THE COMPANY'S BUSINESS IS CONCENTRATED. ALL OF SUCH FACTORS ALSO MAY AFFECT THE COMPANY'S FUTURE EARNINGS, AS TO WHICH THERE CAN BE NO ASSURANCE.

ANY IMPLICATION THAT THE RESULTS OF THE MOST RECENTLY COMPLETED QUARTER ARE INDICATIVE OF FUTURE RESULTS IS DISCLAIMED, AND THE READER SHOULD DRAW NO SUCH INFERENCE. FACTORS SUCH AS THOSE IDENTIFIED ABOVE IN RELATION TO PROVISION FOR CREDIT LOSSES MAY AFFECT FUTURE PERFORMANCE.

INVESTOR RELATIONS CONTACT

Consumer Portfolio Services, Inc.

Robert E. Riedl
949-753-6800

Erica Waldow
888-505-9200


                                CONSUMER PORTFOLIO SERVICES, INC. AND SUBSIDIARIES
                                 Condensed Consolidated Statements of Operations
                                      (In thousands, except per share data)
                                                   (Unaudited)


                                                       Three months ended                Twelve months ended
                                                           December 31,                      December 31,
                                                 -----------------------------      -----------------------------
                                                     2007             2006              2007             2006
                                                 ------------     ------------      ------------     ------------
REVENUES:
Interest income                                  $    102,904     $     75,377      $    370,265     $    263,566
Servicing fees                                            550              458             1,218            2,894
Other income                                            6,047            4,058            23,067           12,403
                                                 ------------     ------------      ------------     ------------
                                                      109,501           79,893           394,550          278,863
                                                 ------------     ------------      ------------     ------------
EXPENSES:
Employee costs                                         13,012           10,133            46,716           38,483
General and administrative                              6,573            6,249            24,959           23,197
Interest                                               39,588           27,700           139,189           93,112
Provision for credit losses                            38,814           26,734           137,272           92,057
Other expenses                                          5,544            4,559            22,457           18,814
                                                 ------------     ------------      ------------     ------------
                                                      103,531           75,375           370,593          265,663
                                                 ------------     ------------      ------------     ------------
Income before income taxes                              5,970            4,518            23,957           13,200
Income taxes                                            2,508          (26,355)           10,099          (26,355)
                                                 ------------     ------------      ------------     ------------
      Net income                                 $      3,462     $     30,873      $     13,858     $     39,555
                                                 ============     ============      ============     ============

Earnings per share:
     Basic                                       $       0.18     $       1.43      $       0.66     $       1.82
     Diluted                                             0.17             1.30              0.61             1.64

Number of shares used in computing earnings
  per share:
     Basic                                             19,697           21,626            20,880           21,759
     Diluted                                           20,839           23,792            22,595           24,052


                                                   Page 4 of 6

                      CONDENSED CONSOLIDATED BALANCE SHEETS
                                 (IN THOUSANDS)
                                   (UNAUDITED)


                                                  December 31,      December 31,
                                                      2007              2006
                                                  -----------       -----------

Cash                                              $    20,880       $    14,215
Restricted cash                                       170,341           193,001
                                                  -----------       -----------
Total Cash                                            191,221           207,216
Finance receivables                                 2,068,004         1,480,794
Allowance for finance credit losses                  (100,138)          (79,380)
                                                  -----------       -----------
Finance receivables, net                            1,967,866         1,401,414
Residual interest in securitizations                    2,274            13,795
Deferred tax assets, net                               58,835            54,669
Other assets                                           63,332            51,247
                                                  -----------       -----------
                                                  $ 2,283,528       $ 1,728,341
                                                  ===========       ===========

Accounts payable and other liabilities            $    36,813       $    30,932
Warehouse lines of credit                             235,925            72,950
Residual interest financing                            70,000            31,378
Securitization trust debt                           1,798,302         1,442,995
Senior secured debt                                        --            25,000
Subordinated debt                                      28,134            13,574
                                                  -----------       -----------
                                                    2,169,174         1,616,829
                                                  -----------       -----------

Shareholders' equity                                  114,354           111,512
                                                  -----------       -----------
                                                  $ 2,283,528       $ 1,728,341
                                                  ===========       ===========


                                  Page 5 of 6

OPERATING AND PERFORMANCE DATA ($ IN THOUSANDS)                           At and for the                   At and for the
                                                                        Three months ended               Twelve months ended
                                                                           December 31,                     December 31,
                                                                    ---------------------------       ------------------------
                                                                       2007              2006            2007          2006
                                                                    ---------         ---------       ---------      ---------

Contract purchases                                                    265,765           241,361       1,282,311      1,019,018

Total managed portfolio                                             2,126,177         1,565,905       2,126,177      1,565,905

Average managed portfolio                                           2,108,272         1,539,098       1,906,605      1,376,781

Net interest margin (1)                                                63,316            47,677         231,076        170,454

Risk adjusted margin (2)                                               24,502            20,943          93,804         78,397

Core operating expenses (3)                                            25,129            20,941          94,132         80,494
   Annualized % of average managed portfolio                             4.77%             5.44%           4.94%          5.85%

Annualized return on managed assets (4)                                  1.13%             1.17%           1.26%          0.96%

Allowance as % of finance receivables                                    4.84%             5.36%

Delinquencies
                                              31+ Days                   4.74%             3.99%

                                Repossession Inventory                   1.57%             1.54%

        Total Delinquencies and Repossession Inventory                   6.31%             5.53%

Annualized net charge-offs as % of average owned portfolio               6.34%             5.92%           5.26%          4.54%


(1) Interest income less interest expense.
(2) Net interest margin less provision for credit losses.
(3) Total expenses less interest and provision for credit losses.
(4) Pretax income divided by average managed portfolio.


                                                          Page 6 of 6